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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-84222) and related Prospectus pertaining to the registration of 2,140,442 shares of Questron Technology, Inc. common stock, in the Registration Statement on Form S-3 (No. 33-63555) and related Prospectus pertaining to the registration of 6,017,444 shares of Questron Technology, Inc. common stock, in the Registration Statement on Form S-8 (No. 33-87628) pertaining to the registration of 756,667 shares of Questron Technology, Inc. common stock issuable pursuant to the various stock option plans of Questron Technology, Inc., in the Registration Statement on Form S-3 (No. 333-7049) and related Prospectus pertaining to the registration of 1,070,000 shares of Questron Technology, Inc. common stock, in the Registration Statement on Form S-3 (No. 333-40835) and related Prospectus pertaining to the registration of 125,912 shares of Questron Technology, Inc. common stock, in the Registration Statement on Form S-8 (No. 333-42983) pertaining to the registration of 60,000 shares of Questron Technology, Inc. common stock issuable upon the exercise of options granted pursuant to a stock option grant agreement made in connection with an acquisition, of our report dated February 24, 1998 with respect to the consolidated financial statements of Questron Technology, Inc. included in this Annual Report on Form 10-KSB for the year ended December 31, 1997.







                                             MOORE STEPHENS, P. C.
                                             Certified Public Accountants.

New York, New York
March 27, 1998